UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive, Suite 400
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 880-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Notes Offering

On May 5, 2025, Builders FirstSource, Inc. (“Builders FirstSource” or the “Company”) issued a press release to announce that it intends, subject to market and other conditions, to offer (the “Offering”) $500 million aggregate principal amount of senior unsecured notes due 2035 (the “Notes”) as set forth in a preliminary offering circular dated May 5, 2025.

Any Notes issued in connection with the Offering would be issued in a private transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. Accordingly, the Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K (this “Current Report”) is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the press release issued by the Company announcing the launch of the offering of the Notes is furnished as Exhibit 99.1 hereto.

Amendment of the ABL Facility

On or around the date we consummate the Offering, the Company intends to amend or amend and restate its senior secured ABL facility (such amendment or amendment and restatement, the “ABL Amendment”) to, among other things, increase the aggregate commitments thereunder from $1.8 billion to $2.2 billion and extend the maturity date of such commitments from January 17, 2028 to the date that is five years after the date of the ABL Amendment.

The completion of the Offering is not conditioned on our entry into the ABL Amendment, and the Company’s entry into the ABL Amendment is not conditioned on the completion of the Offering. As of the date of this Current Report, the Company has yet to enter into definitive documentation for the ABL Amendment and the terms thereof remain subject to change.

Forward-Looking Statements

Statements in this Current Report that are not purely historical facts or that necessarily depend upon future events, including statements about the Offering and the ABL Amendment, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this Current Report, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource as of the date of this Current Report. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Further information regarding such risks or uncertainties can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports the Company files with the SEC. Consequently, all forward-looking statements in this Current Report are qualified by the factors, risks and uncertainties contained therein.

All of the information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is included as part of this Current Report:

Exhibit Number	Description

99.1	Press release announcing the launch of the notes offering, dated May 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Timothy D. Johnson
Name:	Timothy D. Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 5, 2025